The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(B)(3)
Registration No: 333-160432

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 15, 2009)

Issued October 6, 2009 (Subject to Completion)

9,000,000 Shares

AIRTRAN HOLDINGS, INC.

COMMON STOCK

AirTran Holdings, Inc. is offering 9,000,000 shares of its common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “AAI.” The reported last sale price of our common stock on the New York Stock Exchange on October 5, 2009 was $6.06 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4.

PRICE $             A SHARE

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Company
Per share	$	$	$
Total	$	$	$

We have granted the underwriters the right to purchase up to an additional 1,350,000 shares to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Concurrently with this offering of common stock, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $75,000,000 million aggregate principal amount of our     % Convertible Senior Notes due 2016 in an offering registered under the Securities Act. We have granted the underwriters in that offering an option to purchase up to an additional $11,250,000 aggregate principal amount of the     % Convertible Senior Notes due 2016 solely to cover over-allotments in respect of such notes offering. Neither this offering nor the convertible notes offering is conditioned upon the consummation of the other.

Morgan Stanley & Co. Incorporated expects to deliver the shares to purchasers on or about October     , 2009. SkyWorks Securities, LLC has acted as financial advisor to AirTran in connection with this offering.

MORGAN STANLEY

RAYMOND JAMES

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not and the underwriters have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document or, in the case of specified dates herein or therein as of such specified date. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects since the date of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts: (1) this prospectus supplement, which describes the specific terms of this offering, and (2) the accompanying prospectus, which provides general information about our securities, some of which may not apply to the securities that we are currently offering. The information contained in or incorporated by reference into this prospectus supplement updates and supplements, and to the extent inconsistent therewith, supersedes the information included in the accompanying prospectus and any earlier filed document.

At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents above. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

Unless otherwise stated, all references to “us,” “our,” “AirTran,” “we,” the “Company” and similar designations refer to AirTran Holdings, Inc. and our subsidiaries.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement and accompanying prospectus and the financial statements and related notes and other information incorporated by reference into this prospectus supplement, before making an investment decision.

AIRTRAN

We are the parent company of AirTran Airways, Inc., or AirTran Airways. AirTran Airways is one of the largest low cost scheduled airlines in the United States in terms of departures and seats offered. We operate scheduled airline service throughout the United States. A majority of our flights originate or terminate at our largest hub in Atlanta, Georgia, and we serve a number of markets with non-stop service from our focus cities of Baltimore, Maryland; Milwaukee, Wisconsin; and Orlando, Florida. As of September 30, 2009, we operated 86 Boeing B717-200 aircraft (B717) and 50 Boeing B737-700 aircraft (B737) offering approximately 700 scheduled flights per day to 62 locations in the United States (including San Juan, Puerto Rico) and internationally to Cancun, Mexico with service to Aruba, Aruba and Nassau, The Bahamas scheduled to begin in the fourth quarter of 2009 and service to Montego Bay, Jamaica scheduled to begin in the first quarter of 2010. Two additional B737 aircraft are being readied for service. Typically, we add additional markets each year.

Our service is designed not only to satisfy the transportation needs of our target customers, but also to provide customers with a travel experience worth repeating. We flew 24.6 million revenue passengers during 2008, a 3.5 percent increase from the 23.8 million revenue passengers we served in 2007. Our operating cost structure ranks among the lowest among major airlines. We believe that we have the lowest non-fuel unit operating costs among United States major airlines on an aircraft stage length adjusted basis. We use our low cost advantage to provide value to both business and leisure customers.

We are a corporation organized under the laws of the State of Nevada. Our principal executive offices are located at 9955 AirTran Boulevard, Orlando, Florida 32827, and our telephone number is (407) 318-5600. Our official Web site address is http://www.airtran.com. The reference to our Web site does not constitute incorporation by reference of any information contained at that site.

Recent Developments

Extension of Credit Card Processing Agreement

On September 26, 2009, we amended the processing agreement with our largest credit card processor (based on volume processed for us) to extend the expiration date of the agreement from December 31, 2009 to December 31, 2010.

Amendment and Extension of Credit Facility

In July 2008, AirTran Airways obtained a letter of credit facility which provides for a financial institution to issue letters of credit. Such letter of credit facility was amended and restated on October 31, 2008 to, among other things, provide Airways with a revolving line of credit. In September 2009, the credit facility was further amended to:

•	Extend the expiration date to December 31, 2010;

•	Increase the amount that may be borrowed under the revolving line of credit facility from $90 million to $125 million; and

•	Reduce the permitted maximum aggregate of outstanding letters of credit plus outstanding borrowings under the revolving line of credit facility from $215 million to $175 million.

We sometimes refer to the letter of credit facility and revolving line of credit facility as a whole as the “Credit Facility”, and we sometimes refer to its components as the “letter of credit facility” and the “revolving line of credit facility”, respectively.

Liquidity

At September 30, 2009, we had cash, cash equivalents and short-term investments totaling approximately $408.2 million, excluding approximately $55.2 million in restricted cash. Such estimated cash and short-term investments balance includes a total of approximately $125 million in cash from borrowing under our Credit Facility. As of September 30, 2009, we had provided counterparties with collateral aggregating $20.1 million for fuel related derivatives pertaining to future fuel purchases and for our interest rate swap arrangements. As of September 30, 2009, a $50 million letter of credit had been issued for the benefit of our largest credit card processor under our Credit Facility. Additionally, we were in compliance with our credit card processing agreements and our two largest processors were holding back no cash remittances from us.

Aircraft Dispositions and Deliveries

In June 2008, we entered into an aircraft sale and purchase agreement, or ASPA, with an unaffiliated foreign air carrier to sell two B737 aircraft to such carrier which we had on order from Boeing. In July 2009, we amended such ASPA to forbear enforcing certain rights with respect to the carrier’s obligation to take delivery of the two aircraft in order to allow the carrier additional time to secure financing. In August 2009, the forbearance period expired and we elected to terminate the ASPA with the carrier based on defaults under such agreement. After arranging debt financing , we took delivery of the two aircraft from Boeing in September 2009. With the delivery of such aircraft, we have no additional aircraft deliveries scheduled until 2011.

THE OFFERING

Common stock offered	9,000,000 shares

Common stock to be outstanding after this offering(1)	132,229,212 shares (or 133,579,212 shares if the underwriters exercise their over-allotment option in full)

Use of Proceeds	We estimate that the net proceeds from the sale of common stock, after deducting our estimated expenses and underwriting discounts and commissions, will be approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option in full).

We intend to use the net proceeds of this offering and the concurrent public offering of convertible senior notes for general corporate purposes, which may include additions to working capital, capital expenditures, or the retirement of debt.

Risk Factors	An investment in our common stock involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors,” as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock or the notes.

Concurrent Transaction	Concurrently with this offering of common stock, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $75,000,000 aggregate principal amount of our notes (or $86,250,000 aggregate principal amount if the underwriters exercise their over-allotment option in full) in an offering registered under the Securities Act. Neither this offering nor the concurrent notes offering is conditioned upon the consummation of the other. We expect the closing of the notes offering to be concurrent with the closing of this offering.

New York Stock Exchange Symbol	AAI

(1)	The number of shares of our common stock to be outstanding after this offering is based on 123,229,212 shares outstanding as of September 30, 2009, and excludes:

•	2,041,725 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.65 per share;

•	1,772,429 shares of common stock issuable upon the vesting of outstanding restricted stock or outstanding performance share stock awards;

•

an aggregate of 6,856,485 additional shares of common stock reserved for future issuance under our equity incentive plans, including our Amended and Restated Long Term Incentive Plan (sometimes referred to as our “Equity Incentive Plans”);

•	18,098,961 shares of common stock issuable upon the conversion of our outstanding 5.5% Convertible Senior Notes due 2015;

•	8,618,259 shares of common stock issuable upon the conversion of our outstanding 7% Convertible Notes due 2023; and

•	shares of common stock issuable upon the conversion of our % Convertible Senior Notes due 2016 being offered concurrently with this offering.

Except as otherwise noted, we have presented the information in this prospectus supplement assuming no exercise by the underwriters of the option granted by us to purchase up to 1,350,000 additional shares of our common stock in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. In deciding whether to invest, you should carefully consider the risk factors set forth below and those identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2008, together with the other information contained in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein.

Risks Relating to Our Common Stock and this Offering

Our stock price has been volatile historically and may continue to be volatile. The price of our common stock may fluctuate significantly, and you could lose all or a part of your investment as a result.

The trading price of our common stock has been and may continue to be subject to wide fluctuations. From January 1, 2007 through October 1, 2009, the sale price of our common stock on the New York Stock Exchange ranged from $1.28 to $13.09 per share, and the last reported sale price of our common stock on October 5, 2009 was $6.06 per share.

The price of our common stock may fluctuate significantly as a result of many factors in addition to the factors discussed in these risk factors. These factors, some or all of which are beyond our control, include:

•	actual or anticipated fluctuations in our operating results;

•	changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

•	success of our operating, growth and high priced fuel strategies;

•	investor anticipation of competitive and industry threats, whether or not warranted by actual events;

•	operating and stock price performance of other comparable companies or companies investors may deem comparable to us;

•	news reports relating to trends in our industry or general economic conditions; and

•	realization of any of the risks described in these risk factors.

In addition, the stock market in general and the market prices of securities of airline companies in particular have experienced, and in the future may experience, extreme volatility. Such volatility may reflect fluctuations that are unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance, which could cause purchasers of our common stock to incur substantial losses.

Investors in our common stock may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for, our common stock in transactions that may be dilutive to existing holders of our common stock. The holders of our 7% Notes have certain redemption rights which become exercisable in 2010. Although we currently intend to pay the redemption price for our 7% Notes in cash, we could elect to exercise rights to pay the redemption price of our 7% Notes in shares of our common stock which could result in the issuance of a significant number of additional shares. The conversion ratio of our 5.5% Notes is subject to increase in connection with a Make-Whole Fundamental Change as defined in the indenture governing such notes. In connection with our Credit Facility, we have agreed to pay up to $1 million in liquidated damages to the lender so long as the lender holds certain shares of our common stock. The number of shares of common stock issuable upon a conversion of our Notes are subject to adjustments for certain dilutive events as defined in the respective Notes indentures. The issuance and sale of shares pursuant to our Notes may result in substantial dilution to the proportionate equity interest and voting power of holders of our common stock. The sale of such shares also has potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market’s ability to absorb the increased outstanding stock. Such an event could place further downward pressure on the price of our common stock. This could present an opportunity for short sellers to contribute to a further decline of our stock price. If there are significant short sales of our stock, the price decline that would result from such activity likely would cause the share price to decline, which, in turn, may cause persons who actually hold our stock to sell their shares thereby contributing to a further share price decline of our common stock in the market.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including in an offering of our common stock, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

In connection with this offering, all of our executive officers and directors have entered into lock-up agreements with the underwriters for this offering. As a result of these lock-up agreements, approximately 2.5 million shares are subject to a contractual restriction on resale through the date that is 90 days after the date of this prospectus supplement. The market price for shares of our common stock may decline if stockholders not subject to lock-up agreements sell a substantial number of shares, if stockholders subject to the lock-up agreements sell a substantial number of shares when the restrictions on resale lapse, or if the underwriters waive the lock-up agreements and allow such stockholders to sell some or all of their shares.

None of our other existing shareholders, including Fidelity Management, which in the aggregate held approximately 9.7 million shares as of February 17, 2009, Goldman Sachs Asset Management, L.P., which held approximately 7.2 million shares as of February 5, 2009, Par Investment Partners, L.P., which held approximately 12.6 million shares as of March 23, 2009, Comvest Investment Partners III, L.P., which held approximately 7.5 million shares as of February 19, 2009, and Fred Alger Management, Inc., which held approximately 6.0 million shares as of February 17, 2009, have entered into lock-up agreements with the underwriters for this offering. Substantially all of the shares of common stock held by such stockholders are freely tradable, tradable under Rule 144 or registered for re-sale pursuant to an effective registration statement. If our existing stockholders sell a large number of shares of our common stock or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly.

Our anti-takeover provisions may delay or prevent a change of control, which could adversely affect the price of our common stock.

The existence of some provisions in our corporate documents and Nevada law may discourage, delay, or prevent a change in control, which could adversely affect the price of our common stock. Our certificate of incorporation and bylaws contain some provisions that may make the acquisition of control more difficult, including provisions relating to the nomination, election, and removal of directors, the structure of the board of directors, and limitations on actions by our shareholders. In addition, Nevada law also imposes some restrictions on mergers and other business combinations between us and any holder of ten percent or more of our outstanding common stock.

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds from this offering for general corporate purposes, and therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management and board of directors with regard to the use of these proceeds, and you will not have the opportunity, as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $             (or approximately $             if the underwriters exercise their over-allotment option in full), after deducting our estimated expenses and underwriting discounts and commissions (without regard to the other expenses of the offering payable by us).

In addition, we estimate that the net proceeds of the concurrent convertible senior notes offering will be approximately $             (approximately $             if the underwriters’ over-allotment option is exercised in full), after deducting the underwriters’ estimated discounts (without regard to the other expenses of the offering payable by us). We cannot assure you that we will consummate the concurrent convertible senior notes offering.

We intend to use the net proceeds of this offering, as well as the proceeds from the concurrent convertible notes offering, for general corporate purposes, which may include additions to working capital, capital expenditures or the retirement of debt.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the New York Stock Exchange under the symbol “AAI.” The following table sets forth for the periods indicated the high and low sale prices per share for our common stock as reported by the New York Stock Exchange:

	Common Stock Price
	High	Low
Year ended December 31, 2007
First Quarter	$13.09	$9.69
Second Quarter	12.65	10.18
Third Quarter	11.50	9.00
Fourth Quarter	10.85	7.13
Year ended December 31, 2008
First Quarter	$9.13	$5.61
Second Quarter	6.95	1.97
Third Quarter	3.69	1.28
Fourth Quarter	4.66	1.50
Year ending December 31, 2009
First Quarter	$4.93	$2.44
Second Quarter	8.68	4.40
Third Quarter	7.47	5.52
Fourth Quarter (through October 5, 2009)	6.36	5.65

On October 5, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $6.06 per share.

As of September 30, 2009, there were approximately 4,230 stockholders of record of our common stock. This figure does not reflect persons or entities who hold their stock in nominee or “street name.”

DIVIDEND POLICY

Historically, we have not declared cash dividends on our common stock. In addition, our debt indentures and our Credit Facility restrict our ability to pay cash dividends. In particular, under our Credit Facility, our ability to pay dividends is restricted to a defined amount available for restricted payments including dividends, which amount is determined based on a variety of factors including 50% of our consolidated net income for the applicable reference period and our proceeds from the sale of capital stock, including pursuant to the conversion of indebtedness to our capital stock, all as defined. We intend to retain earnings to finance the development and growth of our business. Accordingly, we do not anticipate that any cash dividends will be declared on our common stock for the foreseeable future. Future payments of cash dividends, if any, will depend on our financial condition, results of operations, business conditions, capital requirements, restrictions contained in agreements, future prospects, and other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash, and investments and our total capitalization as of June 30, 2009:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale of 9,000,000 shares of common stock in this offering at the price to public of $             per share, and as further adjusted to give effect to the sale of $75,000,000 aggregate principal amount of our     % Convertible Senior Notes due 2016, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related footnotes incorporated by reference in the accompanying prospectus.

	As of June 30, 2009
	Actual	As Adjusted	As Further Adjusted
	(in thousands except per share data)
Cash and cash equivalents, restricted cash, and investments:
Current—Unrestricted	$386,713	$
Current—Restricted(1)	70,767
Non-current—Unrestricted	2,655

Total	$460,135	$	$

Long-term debt and capital lease obligations, including current maturities(2) (3)	$1,048,891	$	$
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000 shares authorized, no shares issued and outstanding	—
Common stock, $.001 par value per share, 1,000,000 shares authorized, and 120,259 shares issued and outstanding at June 30, 2009, and 129,259 shares outstanding as adjusted(4)	120
Additional paid-in capital	527,599
Accumulated deficit	(110,906)
Accumulated other comprehensive loss	(11,043)

Total stockholders’ equity	405,770

Total capitalization	$1,454,661	$

(1)	As of June 30, 2009, our restricted cash included $17.3 million of cash supporting outstanding letters of credit.
(2)	Includes indebtedness of our wholly owned subsidiary, AirTran Airways, of $883.6 million.
(3)	Includes amounts outstanding under our revolving line of credit of $90.0 million.
(4)	Shares outstanding at June 30, 2009 excludes 2,969,861 shares issued subsequent to the period end, including 2,900,000 shares issued in September 2009 in exchange for previously outstanding warrants, for a total of 123,229,212 shares issued and outstanding at September 30, 2009 and 132,229,212 shares at September 30, 2009, as adjusted for the 9,000,000 shares being offered in the common stock offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of the material U.S. federal income tax consequences relating to the ownership and disposition of our common stock by non-U.S. holders (as defined below) who purchase our common stock in this offering and hold such common stock as capital assets (generally for investment). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the U.S. Internal Revenue Service, or the IRS, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, U.S. expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local or foreign tax or U.S. federal alternative minimum tax consequences relating to the ownership and disposition of our common stock. You are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of our common stock other than:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

•

a trust if (a) the trust is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has made a valid election to treat the trust as a U.S. person.

An individual may be treated as a resident of the United States, among other ways, if present in the United States on at least 31 days in a calendar year and for an aggregate of at least 183 days during the three-year period ending in that calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year). U.S. residents are subject to U.S. federal income tax in the same manner as U.S. citizens. A non-U.S. Holder does not include certain former citizens and residents of the United States subject to tax as expatriates.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, we urge you to consult your own tax advisor.

Dividends

As discussed under “Dividend Policy” above, we do not currently expect to pay dividends. In the event we do pay dividends, dividends paid by us to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, unless (i) an applicable income tax treaty reduces or eliminates such tax, and a Non-U.S. Holder provides us with a properly completed IRS Form W-8BEN certifying its entitlement to the benefit of such treaty, or (ii) the dividends are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder provides us with proper IRS documentation (such as an IRS Form W-8ECI). In the latter case, a Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such dividends in the same manner as a U.S. person, unless otherwise provided in an applicable income tax treaty. Additionally, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax on its after-tax effectively connected dividend income at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such Non-U.S. Holder may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition

Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or other disposition of our common stock unless (i) such Non-U.S. Holder is an individual present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met, (ii) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States and, where a tax treaty so provides, the gain is attributable to a U.S. permanent establishment of such Non-U.S. Holder, or (iii) we are or become a “U.S. real property holding corporation” and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other disposition occurs, or (b) the Non-U.S. Holder owns (actually or constructively) more than five percent of our common stock. We believe that we are not a U.S. real property holding corporation, and we do not anticipate becoming a U.S. real property holding corporation.

Information Reporting and Backup Withholding Tax

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our common stock. Information reporting and backup withholding tax (at the then applicable rate) may also apply to payments made to a Non-U.S. Holder on or with respect to our common stock, unless the Non-U.S. Holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption and certain other conditions are satisfied. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

UNDERWRITERS

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.
Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $             a share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of              additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the preceding table. If the underwriters’ option is exercised in full, the total price to public would be $            , the total underwriters’ discounts and commissions would be $             and the total proceeds to us would be $            .

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, to be paid by us will be approximately $            . The underwriters have agreed to reimburse us for a portion of our expenses incurred in connection with the offering.

We and all of our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares the common stock; or

•

file any registration statement with the SEC other than a registration statement on Form S-8 relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock whether any such transaction described in the first and second bullets above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise.

Subject to certain limitations, the restrictions applicable to our directors and executive officers do not apply to:

•	the sale of shares of our common stock to the underwriters in this offering;

•	transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering;

•

transfers of shares of common stock or any security convertible into or exercisable for common stock as a bona fide gift or by will or intestate succession, or distributions to limited partners, members or shareholders of the transferor; provided that the transferee, donee or distribute agrees to be bound by such restrictions;

•

the exercise of any options to purchase shares of common stock granted under our Equity Incentive Plans provided that the shares issued upon such exercise shall be subject to the restrictions described above; or

•	transactions under Rule 10b-5(1) trading plans in effect as of the date of this prospectus supplement.

Subject to certain limitations, the restrictions applicable to us do not apply to:

•	the sale of shares of our common stock to the underwriters in this offering; or

•	the issuance by us of shares or other securities under our Equity Incentive Plans or the exercise or conversion of outstanding options, warrants, notes or other securities.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The underwriters have agreed to reimburse us for a portion of our expenses incurred in connection with the offering of the shares.

The underwriters and their affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Certain legal matters relating to the common stock offered will be passed upon for us by Smith, Gambrell & Russell, LLP. Davis Polk & Wardwell LLP will pass upon certain legal matters in connection with this offering for the underwriters.

EXPERTS

The consolidated financial statements of AirTran Holdings, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, appearing in AirTran Holdings, Inc.’s Current Report on Form 8-K filed on April 24, 2009 and the effectiveness of AirTran Holdings, Inc.’s internal control over financial reporting as of December 31, 2008, appearing in AirTran Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and must file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (the “SEC”). You may also read and copy documents filed by us at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information we have filed electronically with the SEC. This web site is located at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. Accordingly, certain reports, proxy statements and other information we have filed with the SEC may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain information is also available at our web site or from links on our web site at www.airtran.com. Information on our web site does not constitute part of this prospectus supplement.

AirTran has filed a registration statement (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act, with respect to the securities offered under this prospectus supplement. This prospectus supplement does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to AirTran and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

This prospectus supplement incorporates documents by reference which are not presented in or delivered with this prospectus supplement. We will provide, without charge, to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits to the information that is incorporated by reference unless such exhibits are themselves specifically incorporated by reference), as well as the Company’s most recent Annual Report. To request these documents, please contact us at 9955 AirTran Blvd., Orlando, Florida, 32827, telephone number (407) 318-5600, Attention Investor Relations.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement. We have not authorized anyone to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

Information included in agreements filed as exhibits to our periodic reports has been included in such filings pursuant to applicable SEC rules and regulations or to provide information regarding the terms of such agreements. Such agreements are not intended to provide any other factual information about us. Such information can be found elsewhere in this prospectus supplement, the accompanying prospectus, and in our periodic reports. Agreements filed as exhibits to our periodic reports may contain representations and warranties made to us or by us to third parties solely for the purpose of the transaction or transactions described in such agreements and, except as expressly provided in such agreements, no other person was or is an intended third party beneficiary of such agreements or standards of materiality in such agreements or in disclosure schedules thereto. While we do not believe that any disclosure schedules which have not been filed as part of any agreements contain any information which securities laws require us to publicly disclose, other than information that has already been so disclosed, disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the filed agreements. Accordingly, you should not rely on the representations and warranties contained in any such agreements as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules or by defined standards of materiality for purposes of such agreements. Disclosure schedules to filed agreements may contain information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties in filed agreements may have changed since the date of the applicable agreement, which subsequent information may or may not be fully reflected in our public disclosures, the disclosures of third parties, or at all.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the SEC are incorporated in this prospectus supplement by reference:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

(c)	Our Current Reports on Form 8-K filed on February 13, 2009, April 24, 2009, May 22, 2009, September 30, 2009 and October 6, 2009;

(d)	The description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Exchange Act or any amendment or report filed for the purpose of updating any such description; and

(e)	All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement including on a Current Report on Form 8-K with respect to certain exhibits to the registration statement in connection with this offering, and, in all events, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related company free writing prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

We use words such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “outlook,” “plan,” “project,” “should,” “will,” “would,” and similar expressions or the negative thereof to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements appear throughout this prospectus supplement and accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus and may appear in any other prospectus supplement, free-writing prospectus or in any documents incorporated by reference in the future.

All of our statements, other than statements of historical facts, are forward-looking statements, including estimates, projections, statements relating to our business plans and objectives, expected financial performance and expected results of operations, our operations and related industry developments, expected fuel costs, the revenue and pricing environment, our future financing plans and needs, our overall economic condition, and the overall economic environment. Forward-looking statements also include the assumptions upon which such statements are based.

Forward-looking statements are based upon information currently available to us and our current intent, beliefs, and expectations. Certain forward-looking statements discuss the possible future effects of current known trends or uncertainties and include statements which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

Forward-looking statements are subject to significant risks and uncertainties that could cause actual events, including our actual results and financial position, to differ materially from expectations. There may be other existing factors not identified, of which we may not be currently aware or which we may not appreciate, that may be separate risks or that may affect matters discussed in the forward-looking statements and such unknown or unappreciated or underappreciated risks also may cause actual events and results to differ materially from those discussed. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or changes in assumptions, events or circumstances after the date on which the statement is made, including actual results or to reflect the occurrence of unanticipated events or changes in other factors affecting such statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual events or results to differ materially from information contained in any forward-looking statements.

Certain important factors could cause actual events or results to differ materially from those expressed or implied by forward-looking statements include those factors discussed elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including in “Risk Factors.” Certain important factors may be discussed in any prospectus supplement, any free writing prospectus, and in any documents incorporated by reference in an accompanying prospectus supplement or herein. Such risks, uncertainties, and forward-looking statements include, but are not limited to, statements and risks regarding the following:

•	changes in our business strategy, and our ability to successfully execute our current strategy;

•	the continuing impact of the global adverse macroeconomic conditions and disruption in U.S. and global capital markets;

•	the cost, price volatility, and availability of aviation fuel—including the impact of significant disruptions in fuel supply and significant increases in fuel prices;

•	the impact of potential future significant operating losses;

•	our ability to generate working capital from operations;

•	our ability to maintain adequate liquidity;

•	our fixed obligations and our ability to obtain and maintain financing for operations, aircraft financing, the refinancing of existing indebtedness, and other purposes;

•	the amount of our floating rate or hedged indebtedness and changes in prevailing interest rates;

•	the impact of our fuel hedging activities and the scope and terms of such activities;

•	our ability to operate pursuant to the terms of financing facilities (particularly any financial covenants);

•	our ability to obtain, maintain, and comply with the terms of credit card processing agreements;

•	our ability to take delivery of and to finance aircraft;

•	the adequacy of our insurance coverage;

•	consumer demand for, and acceptance of, services offered by us, as well as our ability to attract and retain customers;

•	our ability to achieve and maintain acceptable cost and fare levels;

•	our ability to grow new and existing markets;

•	our ability to maintain or expand cost advantages in comparison to various competitors;

•	our ability to attract and retain qualified personnel;

•	labor costs and relations with unionized employees generally, and the impact and outcome of labor negotiations;

•	the impact of global political instability, including the current instability in the Middle East;

•	the potential impact of future terrorist attacks, hostilities, infectious disease outbreaks or other global events that affect travel behavior;

•	our reliance on automated systems and the potential impact of any failure or disruption of these systems;

•	our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers;

•	changes in government legislation and regulation, including increased fees and taxes, increased environmental regulation, and changes in, or termination of, government-guaranteed insurance;

•	the impact of fleet concentration and changes in fleet mix;

•	the impact of increased maintenance costs as our aircraft age and/or utilization increases;

•

actions by competitors and competitive practices in the industry, including significant fare restructuring activities, capacity reductions, and in-court or out-of-court restructuring by major airlines and industry consolidation;

•	interruptions or disruptions in service at one or more of our hub or focus airports, whether due to weather conditions or otherwise; and

•

risks associated with actual or potential acquisitions or other business transactions including our ability to achieve any synergies anticipated as a result of such transactions and to achieve any such synergies in a timely manner.

PROSPECTUS

AIRTRAN HOLDINGS, INC.

$250,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

Through this prospectus, we may periodically offer to sell, or selling security holders may periodically offer to resell:

•	shares of our common stock;

•	shares of our preferred stock;

•	our debt securities; or

•	warrants to purchase any of these securities.

The offering price of all securities issued under this prospectus may not exceed $250,000,000. We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities. You should read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

Our common stock trades on the New York Stock Exchange under the symbol “AAI.” We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement will disclose the exchange or market on which such securities will be listed or quoted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

See our most recent Annual Report on Form 10-K and our subsequent filings with the SEC for a discussion of risk factors that you should consider before you invest in the securities offered by this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

The terms “we”, “us”, “our”, the “company” and “AirTran” refer to our consolidated operations except where the context otherwise requires.

The date of this prospectus is July 15, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities Exchange commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices, and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to “AirTran,” “we,” “us” and “our” and all similar references are to AirTran Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to AirTran Holdings, Inc. (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and must file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may also read and copy documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information we have filed electronically with the SEC. This web site is located at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.airtran.com) our annual reports, quarterly reports, current reports, proxy statements, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.”

We have filed a registration statement (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act, with respect to the securities offered under this prospectus. This prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to AirTran and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the

SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents filed by us with the SEC are incorporated in this prospectus by reference, provided, however, that we are not incorporating any documents or information deemed, in accordance with SEC rules, to have been furnished rather than filed.

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008 and the information incorporated by reference therein;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c)	Our Current Report on Form 8-K filed on April 24, 2009;

(d)	The description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Exchange Act or any amendment or report filed for the purpose of updating any such description; and

(e)	All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and before the date that the offering of securities pursuant to this prospectus is terminated shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

We will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits to the information that is incorporated by reference unless such exhibits are themselves specifically incorporated by reference), as well as the Company’s most recent annual report. To request these documents, please contact us at 9955 AirTran Blvd., Orlando, Florida, 32827, telephone number (407) 318-5600, Attention Investor Relations.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus nor should you assume that the information provided by any prospectus supplement is accurate as of any date other than the date on the front of the applicable prospective supplement.

Information included in agreements filed as exhibits to our periodic reports has been included in such filings pursuant to applicable SEC rules and regulations or to provide information regarding the terms of such agreements. Such agreements are not intended to provide any other factual information about us. Such information can be found elsewhere in this prospectus and in our periodic reports. Agreements filed as exhibits to our periodic reports may contain representations and warranties made to us or by us to third parties solely for the purpose of the transaction or transactions described in such agreements and, except as expressly provided in such agreements, no other person was or is an intended third party beneficiary of such agreements or standards of materiality in such agreements or in disclosure schedules thereto. While we do not believe that any disclosure schedules which have not been filed as part of any agreements contain any information which securities laws require us to publicly disclose, other than information that has already been so disclosed, disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the filed agreements. Accordingly, you should not rely on the representations and warranties contained in any such agreements as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules or by defined standards of materiality for purposes of such agreements. Disclosure schedules to filed agreements may contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties in filed agreements may have changed since the date of the applicable agreement, which subsequent information may or may not be fully reflected in our public disclosures, the disclosures of third parties, or at all.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein are, and any prospectus supplement, any free writing prospectus, and the documents incorporated by reference herein in the future will be, in each case other than purely historical information, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

We use words such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “outlook,” “plan,” “project,” “should,” “will,” “would,” and similar expressions or the negative thereof to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements appear throughout this prospectus and the documents incorporated by reference into this prospectus and may appear in any prospectus supplement, free-writing prospectus or in any documents incorporated by reference in the future.

All of our statements, other than statements of historical facts, are forward-looking statements, including estimates, projections, statements relating to our business plans and objectives, expected financial performance and expected results of operations, our operations and related industry developments, expected fuel costs, the revenue and pricing environment, our future financing plans and needs, our overall economic condition, and the overall economic environment. Forward-looking statements also include the assumptions upon which such statements are based.

Forward-looking statements are based upon information currently available to us and our current intent, beliefs, and expectations. Certain forward-looking statements discuss the possible future effects of current known trends or uncertainties and include statements which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

Forward-looking statements are subject to significant risks and uncertainties that could cause actual events, including our actual results and financial position, to differ materially from expectations. There may be other existing factors not identified, of which we may not be currently aware or which we may not appreciate, that may be separate risks or that may affect matters discussed in the forward-looking statements and such unknown or unappreciated or underappreciated risks also may cause actual events and results to differ materially from those discussed. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or changes in assumptions, events or circumstances after the date on which the statement is made, including actual results or to reflect the occurrence of unanticipated events or changes in other factors affecting such statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual events or results to differ materially from information contained in any forward-looking statements.

Certain important factors could cause actual events or results to differ materially from those expressed or implied by forward-looking statements include those factors discussed elsewhere in this prospectus or in the documents incorporated by reference into this prospectus, including in “Risk Factors.” Certain important factors may be discussed in any prospectus supplement, any free writing prospectus, and in any documents incorporated by reference in an accompanying prospectus supplement or herein. Such risks, uncertainties, and forward-looking statements include, but are not limited to, statements and risks regarding the following:

•	changes in our business strategy, and our ability to successfully execute our current strategy;

•	the continuing impact of the global economic recession and disruptions in U.S. and global capital markets;

•	the cost, price volatility, and availability of aviation fuel — including the impact of significant disruptions in fuel supply and significant increases in fuel prices;

•	the impact of potential future significant operating losses;

•	our ability to generate working capital from operations;

•	our ability to maintain adequate liquidity;

•	our fixed obligations and our ability to obtain and maintain financing for operations, aircraft financing, the refinancing of existing indebtedness, and other purposes;

•	the amount of our floating rate or hedged indebtedness and changes in prevailing interest rates;

•	the impact of our fuel hedging activities and the scope and terms of such activities;

•	our ability to operate pursuant to the terms of financing facilities (particularly any financial covenants);

•	our ability to obtain, maintain, and comply with the terms of credit card processing agreements;

•	our ability to take delivery of and to finance aircraft;

•	the adequacy of our insurance coverage;

•	consumer demand for, and acceptance of, services offered by us, as well as our ability to attract and retain customers;

•	our ability to achieve and maintain acceptable cost and fare levels;

•	our ability to grow new and existing markets;

•	our ability to maintain or expand cost advantages in comparison to various competitors;

•	our ability to attract and retain qualified personnel;

•	labor costs and relations with unionized employees generally, and the impact and outcome of labor negotiations;

•	the impact of global political instability, including the current instability in the Middle East;

•	the potential impact of future terrorist attacks, hostilities, infectious disease outbreaks or other global events that affect travel behavior;

•	our reliance on automated systems and the potential impact of any failure or disruption of these systems;

•	our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers;

•	changes in government legislation and regulation, including increased fees and taxes, increased environmental regulation, and changes in, or termination of, government-guaranteed insurance;

•	the impact of fleet concentration and changes in fleet mix;

•	the impact of increased maintenance costs as our aircraft age and/or utilization increases;

•

actions by competitors and competitive practices in the industry, including significant fare restructuring activities, capacity reductions, and in-court or out-of-court restructuring by major airlines and industry consolidation;

•	interruptions or disruptions in service at one or more of our hub or focus airports, whether due to weather conditions or otherwise; and

•

risks associated with actual or potential acquisitions or other business transactions including our ability to achieve any synergies anticipated as a result of such transactions and to achieve any such synergies in a timely manner.

AIRTRAN

We are AirTran Holdings, Inc. We are the parent company of AirTran Airways, Inc. (which we sometimes refer to as AirTran Airways or Airways). AirTran Airways is one of the largest low cost scheduled airlines in the United States in terms of departures and seats offered. We operate scheduled airline service throughout the United States. A majority of our flights originate or terminate at our largest hub in Atlanta, Georgia, and we serve a number of markets with non-stop service from our focus cities of Baltimore, Maryland, Milwaukee, Wisconsin, and Orlando, Florida. As of June 1, 2009, we operated 86 Boeing B717-200 aircraft (B717) and 50 Boeing B737-700 aircraft (B737) offering approximately 700 scheduled flights per day to 62 locations in the United States (including San Juan, Puerto Rico) and internationally to Cancun, Mexico. We may add additional markets from time to time and also may exit certain markets from time to time.

Our service is designed not only to satisfy the transportation needs of our target customers, but also to provide customers with a travel experience worth repeating. We flew 24.6 million revenue passengers during 2008, a 3.5 percent increase from the 23.8 million revenue passengers we served in 2007. Our operating cost structure ranks among the lowest among major airlines. We believe that we have the lowest non-fuel unit operating costs among United States major airlines on an aircraft stage length adjusted basis. We use our low cost advantage to provide value to both business and leisure customers.

We are a corporation organized under the laws of the State of Nevada. Our principal executive offices are located at 9955 AirTran Boulevard, Orlando, Florida 32827, and our telephone number is (407) 318-5600. Our official Web site address is http://www.airtran.com. References to our Web site do not constitute incorporation by reference of any information contained at that site except as specifically provided in the section “Incorporation by Reference” in this prospectus.

USE OF PROCEEDS

Except as we may otherwise state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include the retirement or refinancing of debt, additions to working capital, capital expenditures, acquisitions of other airlines or their assets, and other investments in strategic alliances, code-share agreements, or other business arrangements. We will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is qualified in its entirety by reference to our articles of incorporation and bylaws and to any certificate of designations that we file with the Securities and Exchange Commission if we offer preferred stock under this prospectus. Our articles of incorporation are an exhibit to the registration statement of which this prospectus is part.

General

Our authorized capital stock consists of

•	1,000,000,000 shares of common stock, par value $0.001 per share, and

•	5,000,000 shares of preferred stock, par value $0.01 per share.

As of June 1, 2009, approximately 120,086,569 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

Generally, all matters to be voted on by our stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of our preferred stock.

Dividends

Holders of our common stock will share in an equal amount per share in any dividend declared by our board of directors, subject to any preferential rights of any of our outstanding preferred stock.

Other Rights

On our liquidation, dissolution or winding up, after payment in full of any amounts we must pay to any creditors and any holders of our preferred stock, all of our common stockholders are entitled to share ratably in any assets available for distribution to our common stockholders.

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any series, the designations, powers, preferences, and rights of that series, and the qualifications, limitations, and restrictions of that series, including:

•	the designation of the series;

•	the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences of shares of the series in the event of, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of that series.

We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in certain circumstances, including the sale or issuance of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Business Combination Statute

We are subject to Section 78.438 of the Nevada Revised Statutes which restricts certain business combinations between our company and an “interested stockholder” or its affiliates or associates for three years after the stockholder becomes an “interested stockholder.” An “interested stockholder” is, in general, a stockholder that beneficially owns, directly or indirectly, 10% or more of the voting power of a corporation’s outstanding stock. The restrictions do not apply if our board of directors approved the transaction that caused an interested stockholder to become an interested stockholder. Although we may elect to exclude our company from the restrictions imposed by Section 78.438 of the Nevada Revised Statutes, our articles of incorporation do not currently exclude us from those restrictions. The impact of being subject to this provision could discourage an unfriendly or unsolicited takeover attempt.

Articles of Incorporation and Bylaw Provisions

The summary set forth below describes certain provisions of our articles of incorporation and bylaws. The summary is qualified in its entirety by reference to the provisions of our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which this prospectus forms a part.

Some of the provisions of our articles of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 78.438 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest.

Stockholder Action by Written Consent; Special Meetings

Under the Nevada Revised Statutes and our articles of incorporation, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent is signed by stockholders holding at least a majority or other proportion of the voting power necessary to authorize or take the action.

Our bylaws provide that special meetings of stockholders may be called at any time by either a majority of our board of directors or by stockholders holding not less than 25% of the voting power. Business transacted at all special meetings must be confined to the objects stated in the calling of the meeting. A written request to our President or Secretary will cause either of them to give notice to our stockholders entitled to vote at the special meeting within 30 days after delivery of the request. The request may fix the time of meeting and contents of the notice. The notice must specify the place, day, hour and purpose for calling the meeting and must be sent to stockholders not less than 10 days nor more than 60 days before the meeting, except where the meeting is for the purpose of approving a merger or consolidation agreement, in which case notice must be given not less than 20 days prior to the meeting.

Amendments

The Nevada Revised Statutes require that any amendment to the provisions of our articles of incorporation must be approved by the holders of at least a majority of the outstanding common stock. Our bylaws provide that our board of directors may amend our bylaws.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “AAI.” We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes some of the general terms and conditions of the debt securities that we or selling security holders may offer under this prospectus. While the terms summarized below will apply generally to any debt that may be offered under this prospectus, we will describe the particular terms of any debt securities that we offer and the extent to which the general provisions below will apply to those debt securities in a prospectus supplement relating to such debt securities. We will also indicate in the applicable prospectus supplement whether the applicable general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

We will issue these debt securities under this indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part in one or more series under a supplemental indenture. A trustee under the indenture will be named prior to the offering of any debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The debt securities will be subject to all those terms, and we refer the holders of the debt securities to the indenture and the Trust Indenture Act for a statement of those terms. Unless we otherwise indicate, capitalized terms have the meanings given them in the indenture. Unless we tell you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

The applicable prospectus supplement will specify whether the debt securities we issue will be senior, senior subordinated or subordinated, including, if applicable, junior subordinated, debt. The debt securities may be convertible into shares of our preferred stock or common stock or other securities or may be issued as part of units of debt securities and other securities that we may offer under this prospectus. If we issue debt securities as part of units consisting of debt securities and other securities we may issue under this prospectus or in exchange for shares of our preferred stock, we will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.

A form of each debt security, a supplemental indenture or both, reflecting the specific terms and provisions of a series or issuance of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.

The following summary of various provisions of the indenture and the debt securities is qualified by reference to the indenture which has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary may not contain all of the information that you may find useful. For a comprehensive description of any series or issuance of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus, the applicable prospectus supplement, the indenture and any supplemental indenture or indentures.

General

The indenture will not limit the amount of additional indebtedness that we or any of our subsidiaries may incur, except as we may provide in the applicable prospectus supplement and we may offer debt securities, from time to time, in as many distinct series as we may determine. The debt securities will be senior or subordinated obligations as described in the applicable prospectus supplement. We may, without the consent of the Holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities will be issued in the form of global securities, as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only, unless the prospectus supplement indicates otherwise. We will indicate in the applicable prospectus supplement the following terms of and information concerning any debt securities we issue and the extent those terms apply to those debt securities and have not been otherwise described:

•	the specific title, aggregate principal amount, denomination, and form;

•	the date of maturity or the method by which that date may be determined or extended;

•	any interest rate or rates, whether fixed or floating or the method by which that rate or those rates will be determined;

•

the date from which interest will accrue or the method by which that date may be determined or reset, the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•

the place or places where the principal of and any premium and any interest on the debt securities will be payable, or where those debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the trustee for those debt securities;

•	the portion of the principal amount of debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

•	the denominations and the currency, currencies, currency units or composite currencies in which the debt securities will be issuable;

•	the currency, currencies, currency units or composite currencies in which payments on the debt securities will be made, if not U.S. dollars;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities are senior debt securities or subordinated debt securities, and if subordinated debt securities, the terms of the subordination;

•

any redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which we may redeem the debt securities;

•	the ability of a holder of a debt security to renew or extend the maturity of all or any portion of a debt security;

•

whether the debt securities are convertible into or exchangeable for our common stock or preferred stock or other securities and the terms of the security into which they are convertible or exchangeable, the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

•

if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

•	whether and by what method the debt securities of the series or certain covenants under the related indenture may be defeased and discharged by us;

•

as applicable, whether the debt securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the respective depositories for such global securities, as book-entry securities;

•	whether additional debt securities of the series may be issued following the initial issuance of the debt securities of the series;

•	if the debt securities will be or are traded on any securities exchange;

•	any applicable material federal income tax consequences;

•

any addition to, deletion from, or change in, the events of default applicable to any securities of the series and any change in the right of the trustee as the requisite holder of such debt securities to declare the principal amount thereof due and payable; and

•

any other material specific terms of the debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.

Payment of Principal, Premium and Interest

Unless otherwise indicated in an applicable prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee, which will be provided in the applicable prospectus supplement. At our option, however, payment of interest may be made by:

•	wire transfer on the date of payment in immediately available federal funds or next day funds to an account specified by written notice to the trustee from any holder of debt securities;

•	any similar manner that the holder may designate in writing to the trustee; or

•	check mailed to the address of the holder as it appears in the security register.

Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day.

Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000. We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Original Issue Discount Securities

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. An original issue discount security under the indenture includes any security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration upon the occurrence of an event of default. In addition, under regulations of the U.S. Treasury Department it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes, and special rules may apply to debt securities and warrants which are considered to be issued as “investment units.” Federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to “investment units” will be described in the applicable prospectus supplement.

Redemption

If and to the extent we provide in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or in part, from time to time, after the date and at the redemption price (or in accordance with the method of calculating such price) set forth in the applicable prospectus supplement.

Notice of redemption will be given to each holder of the debt securities to be redeemed in accordance with the applicable prospectus supplement, the indenture or as set forth in such debt securities or a supplemental indenture. Such notice will include the following information: the redemption date; the redemption price (or the method for calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption; the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and if applicable, the CUSIP number of the debt securities to be redeemed.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by such holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders, all subject to adjustment for applicable book entry procedures.

Repurchase at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect to have those debt securities repurchased by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repurchase date or dates on which the debt securities may be repurchased and the optional repurchase price, or the method by which such price will be determined. The optional repurchase price is the price at which, together with accrued and unpaid interest to the optional repurchase date, the debt security may be repurchased at the holder’s option on each such optional repurchase date.

Any tender of a debt security by the holder for repurchase will be irrevocable by such holder. Any repurchase option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt securities; provided that the principal amount of the debt securities remaining outstanding after such repurchase will be an authorized denomination. Upon such partial repurchase, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repurchased debt securities.

If debt securities are represented by a global security as described under “—Book-Entry Debt Securities” the securities depository for the global security or its nominee will be the holder of the debt securities and, therefore, will be the only person that can exercise a right of repurchase. In order to ensure that the depository or its nominee will timely exercise a right to repurchase relating to a particular debt security, the beneficial owner of the debt securities must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt securities to notify the depository of its desire to exercise a right to have its debt securities repurchased by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in such debt securities in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Events of Default

The indenture or a supplemental indenture or the debt securities themselves defines an “event of default” with respect to the applicable debt securities. Below are some examples of what that means:

•	failure to pay principal (or premium) on any debt security of that series when due (after a 30 day grace period);

•	failure to pay interest on any debt security of that series within 30 days of the date when due;

•	failure to deposit any sinking fund payment when due for that series;

•	failure to perform for 90 days after notice any of the other covenants in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided for debt securities of that series.

The indenture provides that if any event of default affecting outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by written notice, declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those debt securities as specified by their terms, of all debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series may annul a declaration and waive past defaults, except, unless previously cured, a default in payment of principal of or any premium or any interest on the debt securities of that series and other specified defaults.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture or under any supplemental indenture.

We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

The indenture contains a provision entitling the trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of debt securities of that series before exercising any right or power under the indenture at the request of the holders of the debt securities of that series.

The indenture provides that no holder of debt securities of any series may institute proceedings, judicial or otherwise, to enforce the indenture except if the trustee fails to act for 60 days after it receives a written request to enforce the indenture by the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of debt securities from enforcing payment of the principal of and any premium and interest on those debt securities when due. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those debt securities. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with the indenture or involve it in personal liability or which would unjustly prejudice holders of the debt securities of that series not joining the proceeding.

The indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding debt securities of any series, give to the holders of those debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any debt securities or payment of any sinking fund installment, the trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the debt securities of that series.

We will be required to file with the trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the indenture.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture or any supplemental indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of that series;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice and other, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of an applicable series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless the holders will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment thereunder.

Defeasance of Debt Securities or Selected Covenants

Defeasance and Discharge. Unless we otherwise indicate in the applicable prospectus supplement, the debt securities of any series will provide that we will be discharged from all obligations under the debt securities of that series, except for obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust, once we deposit with the trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of and any premium and any interest on, and any mandatory sinking fund payments that apply to, the debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the debt securities of that series.

Defeasance of Selected Covenants. Unless we otherwise provide in the applicable prospectus supplement, the debt securities of any series will permit us not to comply with some restrictive covenants, including those relating to consolidation and merger in the indenture, if we satisfy certain conditions. We will be able to defease those covenants if, among other things:

•

we deposit with the trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of and any premium and any interest on, and any mandatory sinking fund payments applicable to, the debt securities of that series on the stated maturity of those payments; and

•

we deliver to the trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes.

If we elect to defease the covenants of a series of debt securities and subsequently those debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on those debt securities at their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration. However, we will remain liable for those payments.

We will state in the prospectus supplement for any particular series of debt securities if any defeasance provisions will apply to those debt securities.

Modification of the Indenture and Waiver of Covenants

The indenture permits us and the trustee, with the consent of the holders of at least a majority in principal amount of outstanding debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the indenture or modifying the rights of the holders of outstanding debt securities of that series, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any debt security of any series;

•

reduce the principal amount of, or the premium, if any, or, except as otherwise provided in the prospectus supplement, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•	change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture also allows us not to comply with certain covenants in the indenture upon waiver by the holders of a majority in principal amount of outstanding debt securities of the series affected.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with The Depository Trust Company (“DTC”) or similar depository or its nominee identified in the prospectus supplement relating to the debt securities. In such case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by DTC for the global security to a nominee of DTC and except in the circumstances described in the prospectus supplement relating to the debt securities. We will describe in the applicable prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. We expect that transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if an event of default under the debt securities occurs and is continuing, we expect DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee nor any respective agents of any of us will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3)	an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Consolidation, Merger and Sale of Assets

The indenture allows us, without the consent of the holders of any of the outstanding debt securities, to consolidate with or merge into any other person or transfer or lease substantially all of our assets if:

•	we are the continuing entity, or any successor is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indenture; and

•	after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing.

If we consolidate or merge with or into any other corporation or sell, transfer, lease or convey all or substantially all of our properties and assets to any other person in accordance with the indenture, any successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, any such successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of the covenant described above, “person” means any individual, corporation, partnership, joint venture association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the indenture for the debt securities and the debt securities will be governed by New York law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into income (loss) before income taxes and cumulative effect of accounting change, plus fixed charges less interest capitalized during the period. Fixed charges include interest costs, including interest capitalized during the period, and the estimated interest component of rent expense.

Years Ended December 31,					Three Months Ended March 31, 2009
2004	2005	2006	2007	2008
1.1	1.0	1.0	1.3	*	1.5

(*)	For the year ended December 31, 2008, our earnings were insufficient to cover fixed charges by $308.5 million.

DESCRIPTION OF WARRANTS

The following description summarizes some of the terms and provisions of the warrants that we or selling security holders may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that may be offered under this prospectus, we will describe the particular terms of any series of warrants we offer and the extent which the general provisions below will apply to such warrants in more detail in a prospectus supplement relating to such warrants. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, debt securities, or any combination of such securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of detachable warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of the security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised or effecting a book-entry transfer of uncertificated warrants, together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed or effective book entry transfer of uncertificated warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or book entry transfer are exercised, then we will issue a new warrant certificate or book entry record for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

SELLING SECURITY HOLDERS

In addition to covering the offering of securities by us, this prospectus covers the offering for resale of securities by selling security holders. The applicable prospectus supplement will set forth, with respect to each selling security holder:

•	the name of the selling security holder;

•	the nature of any position, office or other material relationship which the security holder has had during the prior three years with us or any of our predecessors or affiliates;

•	the amount of securities held by the selling security holder of the class offered for resale;

•	the amount of securities to be offered for the selling security holder’s account; and

•	the amount and the percentage of the securities to be owned by the selling security holder after completion of the offering.

The selling security holders may include or consist of, from time to time, such underwriters and/or other persons with whom we may enter into standby arrangements from time to time as described under “Plan of Distribution.”

PLAN OF DISTRIBUTION

Distribution by AirTran

We may sell securities issuable under this prospectus from time to time in one or more transactions:

•	to purchasers directly, whether in at-the-market offerings or otherwise;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

The securities we sell under this prospectus may or may not be listed on a national securities exchange (other than our common stock, which is listed on the New York Stock Exchange). Unless otherwise specified in the applicable prospectus supplement, we will list on the New York Stock Exchange any shares of our common stock sold under a prospectus supplement to this prospectus, subject to official notice of issuance. We can not assure you that there will be an active trading market for any of the equity securities sold under this prospectus. Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

Distribution by Selling Security Holders

Selling security holders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange or otherwise. Selling security holders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling security holders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling security holders and/or the purchasers of the securities for whom they act as agent. From time to time the selling security holders may engage in short sales, short sales against the box, puts and calls, and other transactions in our securities, or derivatives thereof, and may sell and deliver securities in connection therewith.

As of the date of this prospectus, we have engaged no underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by us or by any selling security holders. To the extent required, the amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter, and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling security holders from the sale of securities will be the sale price of those securities, less any commissions, if any, and other expenses of issuance and distribution not borne by us.

Any selling security holders and any brokers, dealers, agents or underwriters that participate with selling security holders in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of the selling security holders in connection with the registration of the securities offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling security holders against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities issuable under this prospectus will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of AirTran Holdings, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, incorporated in this prospectus by reference to the Current Report on Form 8-K filed on April 24, 2009 and the effectiveness of AirTran Holdings, Inc.’s internal control over financial reporting as of December 31, 2008, incorporated in this prospectus by reference to AirTran Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.